Exhibit 4.2

                                                                  Execution Copy


                              AMENDED AND RESTATED
                             SENIOR CREDIT AGREEMENT

                                   DATED AS OF
                                FEBRUARY 7, 2006

                                      AMONG

                               QUEST CHEROKEE, LLC
                                       and
                           QUEST RESOURCE CORPORATION,
                                  AS BORROWERS,

                       GUGGENHEIM CORPORATE FUNDING, LLC,
                             AS ADMINISTRATIVE AGENT

                                       and


                              AS SYNDICATION AGENT,


                                       and


                            THE LENDERS PARTY HERETO



                     SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

                        GUGGENHEIM CORPORATE FUNDING, LLC

                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I
                       Definitions and Accounting Matters
Section 1.01               Terms Defined Above                                                                    1
Section 1.02               Certain Defined Terms                                                                  1
Section 1.03               Types of Loans and Borrowings                                                         20
Section 1.04               Terms Generally; Rules of Construction                                                20
Section 1.05               Accounting Terms and Determinations; GAAP                                             21

                                   ARTICLE II
                                   The Credits

Section 2.01               Commitments.                                                                          21
Section 2.02               Loans and Borrowings.                                                                 22
Section 2.03               Requests for Borrowings                                                               23
Section 2.04               Interest Elections.                                                                   24
Section 2.05               Funding of Borrowings.                                                                25
Section 2.06               Termination and Reduction of Aggregate Maximum Revolving
                           Credit Amounts.                                                                       26
Section 2.07               Borrowing Base.                                                                       27
Section 2.08               Letters of Credit.                                                                    29

                                   ARTICLE III
              Payments of Principal and Interest; Prepayments; Fees

Section 3.01               Repayment of Loans                                                                    34
Section 3.02               Interest.                                                                             34
Section 3.03               Alternate Rate of Interest                                                            35
Section 3.04               Prepayments.                                                                          35
Section 3.05               Fees.                                                                                 36

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01               Payments Generally; Pro Rata Treatment; Sharing of Set-offs.                          37
Section 4.02               Presumption of Payment by the Borrowers                                               39
Section 4.03               Certain Deductions by the Administrative Agent                                        39
Section 4.04               Disposition of Proceeds                                                               39

                                    ARTICLE V
           Increased Costs; Break Funding Payments; Taxes; Illegality
Section 5.01               Increased Costs.                                                                      40
Section 5.02               Break Funding Payments                                                                41
Section 5.03               Taxes.                                                                                41
Section 5.04               Mitigation Obligations; Replacement of Lenders.                                       42
Section 5.05               Illegality                                                                            43

                                   ARTICLE VI
                              Conditions Precedent

Section 6.01               Effective Date                                                                        43
Section 6.02               Each Credit Event                                                                     46

                                   ARTICLE VII
                         Representations and Warranties

Section 7.01               Organization; Powers                                                                  47
Section 7.02               Authority; Enforceability                                                             47
Section 7.03               Approvals; No Conflicts                                                               47
Section 7.04               Financial Condition: No Material Adverse Change.                                      48
Section 7.05               Litigation.                                                                           48
Section 7.06               Environmental Matters                                                                 49
Section 7.07               Compliance with the Laws and Agreements; No Defaults.                                 50
Section 7.08               Investment Company Act                                                                50
Section 7.09               Public Utility Holding Company Act                                                    50
Section 7.10               Taxes                                                                                 50
Section 7.11               ERISA.                                                                                51
Section 7.12               Disclosure; No Material Misstatements                                                 52
Section 7.13               Insurance                                                                             52
Section 7.14               Restriction on Liens                                                                  52
Section 7.15               Subsidiaries                                                                          52
Section 7.16               Location of Business and Offices                                                      53
Section 7.17               Properties; Titles, Etc.                                                              53
Section 7.18               Maintenance of Properties                                                             54
Section 7.19               Gas Imbalances, Prepayments                                                           54
Section 7.20               Marketing of Production                                                               54
Section 7.21               Swap Agreements                                                                       55
Section 7.22               Use of Loans and Letters of Credit                                                    55
Section 7.23               Solvency                                                                              55
Section 7.24               Operating Expenses                                                                    55

                                  ARTICLE VIII
                              Affirmative Covenants

Section 8.01               Financial Statements; Ratings Change; Other Information                               56
Section 8.02               Notices of Material Events                                                            59
Section 8.03               Existence; Conduct of Business                                                        59
Section 8.04               Payment of Obligations                                                                60
Section 8.05               Performance of Obligations under Loan Documents                                       60
Section 8.06               Operation and Maintenance of Properties                                               60
Section 8.07               Insurance                                                                             61
Section 8.08               Books and Records; Inspection Rights                                                  61
Section 8.09               Compliance with Laws                                                                  61
Section 8.10               Environmental Matters.                                                                61
Section 8.11               Further Assurances.                                                                   62
Section 8.12               Reserve Reports.                                                                      63
Section 8.13               Title Information.                                                                    64
Section 8.14               Additional Collateral; Additional Guarantors                                          65
Section 8.15               ERISA Compliance                                                                      65
Section 8.16               Swap Agreements                                                                       66
Section 8.17               Marketing Activities                                                                  66

                                   ARTICLE IX
                               Negative Covenants

Section 9.01               Financial Covenants.                                                                  66
Section 9.02               Debt                                                                                  67
Section 9.03               Liens                                                                                 68
Section 9.04               Dividends, Distributions and Redemptions; Repayment of Senior Unsecured
                           Notes and Second Lien Term Loan Agreement.                                            69
Section 9.05               Investments, Loans and Advances                                                       69
Section 9.06               Nature of Business; International Operations                                          70
Section 9.07               Limitation on Leases                                                                  71
Section 9.08               Proceeds of Notes                                                                     71
Section 9.09               ERISA Compliance                                                                      71
Section 9.10               Sale or Discount of Receivables                                                       72
Section 9.11               Mergers, Etc                                                                          72
Section 9.12               Sale of Properties                                                                    73
Section 9.13               Environmental Matters                                                                 73
Section 9.14               Transactions with Affiliates                                                          73
Section 9.15               Subsidiaries                                                                          73
Section 9.16               Negative Pledge Agreements; Dividend Restrictions                                     74
Section 9.17               Gas Imbalances, Take-or-Pay or Other Prepayments                                      74
Section 9.18               Swap Agreements                                                                       74

                                    ARTICLE X
                           Events of Default; Remedies

Section 10.01              Events of Default                                                                     75
Section 10.02              Remedies.                                                                             77

                                   ARTICLE XI
                                   The Agents

Section 11.01              Appointment; Powers                                                                   77
Section 11.02              Duties and Obligations of Administrative Agent                                        78
Section 11.03              Action by Administrative Agent                                                        78
Section 11.04              Reliance by Administrative Agent                                                      79
Section 11.05              Subagents                                                                             79
Section 11.06              Resignation or Removal of Agents                                                      79
Section 11.07              Agents as Lenders                                                                     80
Section 11.08              No Reliance                                                                           80
Section 11.09              Authority of Administrative Agent to Release Collateral and Liens                     80
Section 11.10              The Arranger and the Syndication Agent                                                81

                                   ARTICLE XII
                                  Miscellaneous

Section 12.01              Notices.                                                                              81
Section 12.02              Waivers; Amendments.                                                                  82
Section 12.03              Expenses, Indemnity; Damage Waiver.                                                   83
Section 12.04              Successors and Assigns.                                                               85
Section 12.05              Survival; Revival; Reinstatement.                                                     88
Section 12.06              Counterparts; Integration; Effectiveness.                                             89
Section 12.07              Severability                                                                          89
Section 12.08              Right of Setoff                                                                       89
Section 12.09              GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE
                           OF PROCESS.                                                                           90
Section 12.10              Headings                                                                              91
Section 12.11              Confidentiality                                                                       91
Section 12.12              Interest Rate Limitation                                                              92
Section 12.13              EXCULPATION PROVISIONS                                                                92
Section 12.14              Collateral Matters; Swap Agreements                                                   93
Section 12.15              No Third Party Beneficiaries                                                          93
Section 12.16              USA Patriot Act Notice                                                                93


                                  ARTICLE XIII
                   No Novation; References to this Agreement
                                in Loan Documents

Section 13.01              No Novation                                                                           93
Section 13.02              Reference to this Agreement in Loan Documents                                         94

                         ANNEXES, EXHIBITS AND SCHEDULES


Annex I         List of Maximum Revolving Credit Amounts

Exhibit A       Form of Revolving Loan Note
Exhibit A-l     Form of Term Loan Note
Exhibit B       Form of Borrowing Request
Exhibit C       Form of Interest Election Request
Exhibit D       Form of Compliance Certificate
Exhibit E-1     Form of Legal Opinion of Stinson Morrison Hecker LLP, special counsel to the Borrowers
Exhibit E-2     Form of Legal Opinion of Local Counsel
Exhibit F-1     Security Instruments
Exhibit F-2     Form of Guaranty Agreement
Exhibit F-3     Form of Security Agreement
Exhibit F-4     Form of Intercreditor Agreement
Exhibit G       Form of Assignment and Assumption


Schedule 7.03   Approvals
Schedule 7.05   Litigation
Schedule 7.14   Liens
Schedule 7.15   Subsidiaries
Schedule 7.19   Gas Imbalances
Schedule 7.20   Marketing Contracts
Schedule 7.21   Swap Agreements
Schedule 9.05   Investments

      THIS AMENDED AND RESTATED SENIOR CREDIT AGREEMENT dated as of February 7, 2006, is among: Quest Cherokee, LLC ("Quest Cherokee") and Quest Resource Corporation ("QRC" and together with Quest Cherokee, the "Borrowers"); each of the Lenders from time to time party hereto (the "Lenders"); Guggenheim Corporate Funding, LLC (in its individual capacity, "GCF"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent") and as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the "Syndication Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 14, 2005 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement"); and

      WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety.

      NOW, THEREFORE, in consideration of the mutual covenants herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as of the date hereof as follows:

                                    ARTICLE I
                       Definitions and Accounting Matters

      Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

      Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affected Loans" has the meaning assigned such term in Section 5.05.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Agents" means, collectively, the Administrative Agent and the Syndication Agent; and "Agent" shall mean either the Administrative Agent or the Syndication Agent, as the context requires.

      "Aggregate Maximum Revolving Credit Amounts" at any time shall equal the sum of the Maximum Revolving Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.

      "Aggregate Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the sum of the Maximum Revolving Credit Amount of such Lender or, if the Revolving Commitments have been terminated, the outstanding balance of the Revolving Credit Exposure of such Lender plus the outstanding principal balance of the Term Loans made by such Lender by (b) the sum of the Aggregate Revolving Commitment or, if the Revolving Commitment has been terminated, the aggregate amount of the Revolving Credit Exposure of all of the Lenders plus the aggregate outstanding principal balance of the Term Loans made by all of the Lenders.

      "Aggregate Revolving Commitment" means the aggregate of the Revolving Commitments of all of the Lenders, as the same may be increased Or reduced from time to time pursuant to the terms of this Agreement. The initial Aggregate Revolving Commitment is Fifty Million and 00/100 Dollars ($50,000,000).

      "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders, as the same may be reduced from time to time pursuant to the terms of this Agreement. The initial Aggregate Term Loan Commitment is Fifty Million and 00/100 Dollars ($50,000,000).

      "Agreement" means this Senior Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Percentage" means, with respect to any Lender, the percentage of the Aggregate Maximum Revolving Credit Amounts represented by such Lender's Maximum Revolving Credit Amount as such percentage is set forth on Annex I as modified from time to time pursuant to any assignment permitted under Section 12.04(b).

      "Approved Counterparty" means (a) any Lender or any Affiliate of a Lender or (b) any other Person whose long term senior unsecured debt rating is A/A2 by S&P or Moody's (or their equivalent) or higher or (c) any other Person approved by the Administrative Agent.

      "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Approved Petroleum  Engineers" means Cawley Gillespie & Associates,  Inc.
or  any  other  independent   petroleum  engineers  selected  by  Borrowers  and
reasonably acceptable to the Administrative Agent.

      "ArcLight Notes" means those certain promissory notes of Quest Cherokee, LLC in the original principal amount of $66,000,000 payable to the order of Cherokee Energy Partners, LLC.

      "ArcLight Transaction" means the purchase by certain of QRC's Subsidiaries of all of the outstanding Class A Units of Quest Cherokee, LLC owned by Cherokee Energy Partners LLC and the repayment by Quest Cherokee, LLC of the ArcLight Notes.

      "Arranger" means GCF, in its capacity as the lead arranger and sole bookrunner hereunder.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section l2.04(b)) and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

      "Availability Period" means the period from and including the Effective Date to but excluding the Termination Date.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

      "Board of Directors" shall mean, with respect to any Person (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company. the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

      "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

      "Borrowing Base" means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c) or Section 9.12.

      "Borrowing Request" means a request by the Borrowers for a Borrowing in accordance with Section 2.03.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrowers with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

      "Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

      "Cash Equivalent" means cash held in US dollars and all Investments of the type identified in Section 9.05(c) through 9.05(f).

      "Casualty Event" means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrowers or any of their Subsidiaries having a fair market value in excess of $1,000,000.00.

      "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of either Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of either Borrower by Persons who were neither (i) nominated by the Board of Directors of either Borrower nor (ii) appointed by the directors so nominated.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

      "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, Term Loans and to acquire participations in Letters of Credit hereunder.

      "Consolidated Net Income" means with respect to the applicable Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of such Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which such Borrower or any Consolidated Subsidiary have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to such Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income or loss during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary non-cash gains or losses during such period; and (d) any gains or losses attributable to writeups or writedowns of assets; and provided further that if such Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, merger or disposition, as if such acquisition, merger or disposition had occurred on the first day of such period.

      "Consolidated Subsidiaries" means each Subsidiary of either Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Borrower in accordance with GAAP.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "Controlling" and "Controlled" have meanings correlative thereto.

      "Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms that are not past due by more than ninety (90) days); (d) the principal portion of all obligations under Capital Leases; (e) the principal portion of all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, but limited to the fair market value of such property;
(g) all Debt (as defined in the other clauses of this definition) of others guaranteed. by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained. the financial position or covenants of others or to purchase the Debt or Property (excluding obligations to purchase equipment or inventory in the ordinary course of business) of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms that are not past due by more than ninety (90)
days); (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of ( a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

      "dollars" or "$" refers to lawful money of the United States of America.

      "EBITDA" means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization and other noncash charges (including unrealized losses on Swap Agreements), plus costs and expenses directly incurred in connection with the Transactions and including the Equity Offering and the Arclight Transaction and any write-off of transaction costs relating to Quest Cherokee's prior credit facility with UBS AG, Stamford Branch and Arc light Notes, minus all noncash income (including unrealized gains on Swap Agreements) (other than the accrual of revenues upon booking receivables in the ordinary course of business) added to Consolidated Net Income.

      "Effective  Date"  means the date on which  the  conditions  specified  in
Section 6.01 are satisfied (or waived in accordance with Section 12.02).

      "Engineering Reports" has the meaning assigned such term in Section 2.07(c)(i).

      "Environmental Laws" means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrowers or any Subsidiary is conducting or at any time has conducted business, or where any Property of either Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976
("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA and the term "oil and gas waste" shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code ("Section 91.1011"); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of either Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such shares or interests.

      "Equity Offering" has the meaning assigned such term in Section 6.01(r).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

      "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrowers or a Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

      "ERISA Event" means (a) a "Reportable Event" described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrowers, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA,
(c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, ( e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event of Default" has the meaning assigned such term in Section 10.01.

      "Excepted Liens" means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business and which do not secure obligations for borrowed money under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the applicable Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrowers or any of their Subsidiaries to provide collateral to the depository institution and contractual Liens in standard deposit account agreements; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of either Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by either Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, insurance premiums and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain "Excepted Liens" only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of either Borrower or any Subsidiary hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which either Borrower or any Subsidiary is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by either Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03 or Section 5.03(c).

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Officer" means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrowers.

      "Financial Statements" means the financial statement or statements of the Borrowers and their Consolidated Subsidiaries referred to in Section 7.04(a).

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

      "Gas Balancing Obligations" means those obligations set forth on Schedule 7.19.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrowers, any Subsidiary, any of their Properties, any Agent, the Issuing Bank or any Lender.

      "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

      "Guarantors"  means,  collectively  as of the Effective  Date, each of the following: STP Cherokee, Inc., Quest Oil & Gas Corporation, Quest Energy Service, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service, Incorporated, J-W Gas Gathering, L.L.C., Bluestem Pipeline, LLC and Quest Cherokee Oilfield Service, LLC.

      "Guaranty Agreement" means an agreement executed by the Guarantors in substantially the form of Exhibit F-2 unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, restated, modified or supplemented from time to time.

      "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under laws applicable to such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

      "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

      "Hydrocarbons" means oil, gas, coal bed methane gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

      "Indebtedness" means any and all amounts owing or to be owing by either Borrower, any Subsidiary or any Guarantor: (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document, (b) to any Lender or any Affiliate of a Lender under any Swap Agreement between either Borrower or any Subsidiary and such Lender or Affiliate of a Lender while such Person (or in the case of its Affiliate, the Person affiliated therewith) is a Lender hereunder,
(c) to any Approved Counterparty under any Swap Agreement to which either Borrower or any Subsidiary is a party if such Swap Agreement by its terms states that it is secured by the Security Instruments, and (d) all renewals, extensions and/or rearrangements of any of the above.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Initial Reserve Report" means the report prepared by the Approved Petroleum Engineers with respect to certain Oil and Gas Properties of the Borrowers and the Subsidiaries as of July 1, 2005.

      "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement between the Administrative Agent and the Second Lien Term Loan Agreement administrative agent, in the form of Exhibit F-4 or an intercreditor agreement substantially similar entered into in connection with Permitted Refinancing Debt.

      "Interest Election Request" means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.04.

      "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

      "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrowers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Interim Redetermination" has the meaning assigned such term in Section 2.07(b).

      "Interim Redetermination Date" means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

      "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) or (e) the entering into of any guarantee of, or other contingent obligation with respect to, Debt of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

      "Issuing Bank" means one of the Lenders designated by GCF, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by an Underlying Issuer by entering into a risk participation or other arrangement with such Underlying Issuer to reimburse such Underlying Issuer in respect of Letters of Credit.

      "Knowledge" means, with respect to an individual, his or her actual knowledge and with respect to any corporation, limited liability company, partnership or other business entity, the actual knowledge of any executive officer, general partner or individual being a member of the executive management of such entity.

      "LC Commitment" means Twenty Million Dollars ($20,000,000).

      "Le Disbursement" means a payment made pursuant to a Letter of Credit by the Issuing Bank or an Underlying Issuer.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "Lenders" means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

      "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

      "Letter of Credit Agreements" means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by either Borrower or any Subsidiary, or entered into by either Borrower or any Subsidiary, with the Issuing Bank (or Underlying Issuer) relating to any Letter of Credit.

      "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100th of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, either Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      "Loan Documents" means this Agreement, the Notes, if any, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and the Intercreditor Agreement.

      "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

      "Majority Borrowing Base Lenders" for purposes of determining the Borrowing Base under Section 2.07, shall mean at any time while no Revolving Loans or LC Exposure is outstanding, Administrative Agent and Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Revolving Credit Amounts; and at any time while any Revolving Loans or LC Exposure is outstanding, Administrative Agent and Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Revolving Loans and LC Exposure (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

      "Majority Lenders" shall mean at any time while no Loans or LC Exposure is outstanding, Administrative Agent and Lenders having at least a majority of the Aggregate Maximum Revolving Credit Amounts and Term Loan Commitments; and at any time while any Loans or LC Exposure is outstanding, Administrative Agent and Lenders holding at least a majority of the sum of the unused portion of the Aggregate Maximum Revolving Credit Amounts and outstanding aggregate principal amount of the Loans and LC Exposure (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, Property, condition (financial or otherwise) or prospects of the Borrowers and the Subsidiaries taken as a whole, (b) the ability of the Borrowers, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.

      "Material Indebtedness" means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of anyone or more of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrowers or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that either Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

      "Maturity Date" means November 14, 2010.

      "Maximum Revolving Credit Amount" means, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Revolving Credit Amounts", as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

      "Mortgaged Property" means any Property owned by either Borrower or any Guarantor which is subject to or purported to be subject to the Liens existing and to exist under the terms of the Security Instruments.

      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

      "Net Cash Proceeds" means in connection with any issuance or sale of Equity Interests or Debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

      "New Borrowing Base Notice" has the meaning assigned such term in Section 2.07(d).

      "Notes" means the promissory notes of the Borrowers as requested by a Lender and described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

      "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c)
all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;
(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. The term Oil and Gas Properties shall not include the Pipeline.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

      "Participant" has the meaning set forth in Section 12.04(c)(i).

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Refinancing Debt" means Debt (for purposes of this definition, "new Debt") incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the "Refinanced Debt"); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt does not have a stated interest rate in excess of the stated interest rate of the Refinanced Debt; (d) such new Debt does not contain any covenants which are more onerous to the Borrowers and its Subsidiaries than those imposed by the Refinanced Debt and (e) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement and Security Agreement) to at least the same extent as the Refinanced Debt.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Pipeline" means the pipeline owned and operated by Bluestem Pipeline, LLC.

      "Plan" means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by either Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by either Borrower or a Subsidiary or an ERISA Affiliate.

      "Prime Rate" means for any day the prime rate as published for each Business Day (or if such a day is not a Business Day, the immediately preceding Business Day) in The Wall Street Journal under the caption "Money Rates, Prime Rate".

      "Property"  means any  interest in any kind of property or asset,  whether
real,  personal  or  mixed,  or  tangible  or  intangible,   including,  without
limitation, cash, securities, accounts and contract rights.

      "Proposed Borrowing Base" has the meaning assigned to such term in Section 2.07(c)(i).

      "Proposed  Borrowing Base Notice" has the meaning assigned to such term in
Section 2.07(c)(ii).

      "Proved Mineral Interests" means, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

      "Proved Nonproducing Mineral Interests" means all Hydrocarbon Interests which constitute proved developed nonproducing reserves as classified by the Society of Petroleum Engineers.

      "Proved Producing Mineral Interests" means all Hydrocarbon Interests which constitute proved developed producing reserves as classified by the Society of Petroleum Engineers.

      "Proved Undeveloped Mineral Interests" means all Hydrocarbon Interests which constitute proved undeveloped reserves as classified by the Society of Petroleum Engineers.

      "PV-10 Value" shall mean, as of any date of determination, the present value of future cash flows from Proved Mineral Interests on the Borrowers' Hydrocarbon Interests as set forth in the most recent Reserve Report delivered pursuant to Section 8.12, utilizing the Three-Year Strip Price for natural gas (Henry Hub), quoted in the New York Mercantile Exchange (or its successor), as of the date as of which the information set forth in such Reserve Report is provided (as adjusted for basis differentials) and utilizing a 10% discount rate. PV-10 Value shall be adjusted to give effect to the commodity hedging agreements of the Borrowers then in effect.

      "Redemption" means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. "Redeem" has the correlative meaning thereto.

      "Redetermination    Date"   means,   with   respect   to   any   Scheduled
Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

      "Register" has the meaning assigned such term in Section l2.04(b)(iv).

      "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

      "Remedial Work" has the meaning assigned such term in Section 8.10(a).

      "Reserve Report" means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31 or June 30 (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrowers and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

      "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of either Borrower.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in either Borrower, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in either Borrower or any option, warrant or other right to acquire any such Equity Interests in either Borrower.

      "Revolving Commitment" means, at the time of determination with respect to each Lender, the lesser of (a) such Lender's Maximum Revolving Credit Amount and
(b) such Lender's Applicable Percentage of the then effective Borrowing Base.

      "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

      "Revolving Loan" means a Loan made pursuant to clause (a) of Section 2.01.

      "Scheduled Redetermination" has the meaning assigned such term in Section 2.07(b).

      "Scheduled Redetermination Date" means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

      "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

      "Second Lien Term Loan Agreement" means that certain Second Lien Term Loan Credit Agreement among the Borrowers, GCF, as the Second Lien Administrative Agent, and the lenders party thereto, and any "Loan Documents" (as defined therein) executed in connection therewith, in each case, as hereafter amended or supplemented.

      "Secured Parties" has the meaning assigned to such term in the Security Agreement.

      "Security Agreement" means an agreement executed by the Borrowers and the Guarantors in substantially the form of Exhibit F-3, as the same may be amended, restated, modified or supplemented from time to time.

      "Security Instruments" means the Guaranty Agreement, the Security Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit F-1, and any and all other agreements, instruments or certificates now or hereafter executed and delivered by the Borrowers or any other Person (other than Swap Agreements constituting Indebtedness or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Loans, the Notes, if any, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

      "S&P"  means  Standard  &  Poor's  Ratings  Services,  a  division  of The
McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

      "Subsidiary" means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by one of the Borrowers or one or more of its Subsidiaries and (b) any partnership of which one of the Borrowers or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of one of the Borrowers.

      "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction, collar or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

      "Synthetic Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

      "Taxes"  means any and all  present  or  future  taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

      "Term Loan" means a Loan made pursuant to Section 2.01(b).

      "Term Loan Commitment" means, with respect to each Lender, the Commitment, if any, of such Lender to make Term Loans hereunder on or within 90 days after the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder. The amount of each Lender's Term Loan Commitment is set forth on Annex I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable.

      "Termination Date" means the earlier of the Maturity Date and the date of termination of the Commitments.

      "Three-Year Strip Price" shall mean, as of any date of determination, (a) for the 36-month period commencing with the month immediately following the month in which the date of determination occurs, the monthly futures contract prices for crude oil and natural gas for the 36 succeeding months as quoted on the applicable commodities exchange or other price quotation source as contemplated in the definition of "PV-10 Value" and (b) for periods after such 36-month period, the average of such quoted prices for the period from and including the 25th month in such 36-month period through the 36th month in such period.

      "Total Net Debt" means, at any date, all Debt (exclusive of Debt related to Swap Agreements) of the Borrowers and the Consolidated Subsidiaries on a consolidated basis less (i) Cash Equivalents, (ii) letters of credit issued for the account of one of the Borrowers and/or any of its Subsidiaries and (iii) surety bonds permitted under Section 9.02(e).

      "Transactions" means, with respect to (a) the Borrowers, the execution, delivery and performance by the Borrowers of this Agreement, each other Loan Document, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrowers on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor's grant of the security interests and provision of collateral under the Security Agreement, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

      "Underlying Issuer" means any Affiliate of the Issuing Bank or a bank designated by the Issuing Bank to issue one or more Letters of Credit.

      "Wholly-Owned Subsidiary" means any Subsidiary of which all of the outstanding Equity Interests (other than any directors' qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by one of the Borrowers or one or more of the Wholly-Owned Subsidiaries or by one of the Borrowers and one or more of the Wholly-Owned Subsidiaries.

      Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Borrowing").

      Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein), (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

      Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrowers' independent registered public accounting firm concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrowers and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                   ARTICLE II
                                   The Credits

      Section 2.01 Commitments.

         (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers at any time during the Availability Period after the Lenders have made Term Loans in the aggregate principal amount of $50,000,000 in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the total Revolving Credit Exposures exceeding the Aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow the Revolving Loans.

         (b) Term Loans. Subject to the terms and conditions set forth herein, at the Borrower's request, each Lender agrees to make Term Loans to the Borrower on or within 90 days after the Effective Date in an aggregate principal amount not to exceed to its Term Loan Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

      Section 2.02 Loans and Borrowings.

         (a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

         (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(f). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of 6 Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (d) Notes. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to this Section 2.02(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender and substantially in the form of Exhibit A or Exhibit A-1, as applicable, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to the order of such Lender in a principal amount equal to its Maximum Revolving Credit Amount as in effect on such date, and otherwise duly completed. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns). In the event that any Lender's Maximum Revolving Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrowers shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of such Lender in a principal amount equal to its Maximum Revolving Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrowers' rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

      Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrowers shall notify the Administrative Agent of such request by telephone, fax (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(f). Each such telephonic (or electronic communication) Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrowers. Each such telephonic, electronic communication, and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

            (i) the aggregate amount of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing and a Term Loan or a Revolving Loan;

            (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

            (v) the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

            (vi) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the Aggregate Revolving Commitments (i.e., the lesser of the Aggregate Maximum Revolving Credit Amounts and the then effective Borrowing Base).

Promptly  following  receipt  of a  Borrowing  Request in  accordance  with this
Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      Section 2.04 Interest Elections.

         (a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) Interest  Election  Requests.  To make an election pursuant to this
Section 2.04, the Borrowers shall notify the Administrative Agent of such election by telephone, fax (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic (or electronic communication) Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrowers.

         (c)  Information  in  Interest  Election  Requests.   Each  telephonic,
electronic communication and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and
(iv) shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing and a Revolving Loan or a Term Loan; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

         (d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      Section 2.05 Funding of Borrowings.

         (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by wire transferring the amounts so received (on the same day if such funds are received by the Administrative Agent by 1:00 p.m. New York City time or on the next Business Day if received by the Administrative Agent after 1:00 p.m. New York City time), in like funds, to an account of one of the Borrowers and designated by the Borrowers in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(f) shall be remitted by the Administrative Agent to the Issuing Bank (or the Underlying Issuer).

         (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with
Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      Section 2.06 Termination and Reduction of Aggregate Maximum Revolving Credit Amounts.

         (a) Scheduled Termination of Revolving Commitments. Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Revolving Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Revolving Commitments shall terminate on the effective date of such termination or reduction.

         (b) Optional Termination and Reduction of Aggregate Maximum Revolving Credit Amounts.

            (i) The Borrowers may at any time terminate, or from time to time reduce, the Aggregate Maximum Revolving Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Revolving Credit Amounts shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and
(B) the Borrowers shall not terminate or reduce the Aggregate Maximum Revolving Credit Amounts if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Revolving Commitments.

            (ii) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Revolving Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Revolving Credit Amounts delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Revolving Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Revolving Credit Amounts shall be made ratably among the Lenders in accordance with each Lender's Applicable Percentage.

      Section 2.07 Borrowing Base.

         (a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $100,000,000. The Borrowing Base shall include a reserve against availability in the amount of the outstanding principal balance of the Term Loans plus the undrawn face amount of letters of credit permitted by
Section 9.02(j)(ii). Notwithstanding the foregoing, the Borrowing Base is subject to further adjustments from time to time pursuant to Section 8.13(c) or
Section 9.12.

         (b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a "Scheduled Redetermination"), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrowers, the Agents, the Issuing Bank and the Lenders on April 1st and October 1st of each year, commencing April 1, 2006. In addition, the Borrowers may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Borrowing Base Lenders, by notifying the Borrowers thereof, one time during any 12 month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an "Interim Redetermination") in accordance with this Section 2.07.

         (c) Scheduled and Interim Redetermination Procedure.

            (i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrowers to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8. 12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Borrowing Base Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the "Engineering Reports"), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base (the "Proposed Borrowing Base") based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Revolving Credit Amounts.

            (ii) The Administrative Agent shall notify the Borrowers and the Lenders of the Proposed Borrowing Base (the "Proposed Borrowing Base Notice"):

               (A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrowers and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

               (B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

            (iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Majority Borrowing Base Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Majority Borrowing Base Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or been deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, the Lenders or Majority Borrowing Base Lenders, as applicable, have not approved or been deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to the Majority Borrowing Base Lenders for purposes of this Section 2.07 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

         (d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Majority Borrowing Base Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrowers and the Lenders of the amount of the redetermined Borrowing Base (the "New Borrowing Base Notice"), and such amount shall become the new Borrowing Base, effective and applicable to the Borrowers, the Agents, the Issuing Bank and the Lenders:

            (i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrowers pursuant to
Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

            (ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 8.13(c) or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrowers.

         Section 2.08      Letters of Credit.

         (a) General. Subject to the terms and conditions set forth herein, the Borrowers may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by one or both of the Borrowers to, or entered into by one or both of the Borrowers with, the Issuing Bank (or Underlying Issuer) relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Until the Lenders have made Term Loans in the aggregate principal amount of $50,000,000, the Issuing Bank shall issue Letters of Credit or decline to issue Letters of Credit in its discretion.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Responsible Officer of one or both of the Borrowers shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

            (i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

            (ii) specifying the proposed date of issuance, amendment, renewal or extension (which shall be a Business Day);

            (iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c);

            (iv) specifying the amount of such Letter of Credit;

            (v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

            (vi) specifying the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Commitments (i.e. the lesser of the Aggregate Maximum Revolving Credit Amounts and the then effective Borrowing Base).

If requested by the Issuing Bank (or Underlying Issuer), one or both of the Borrowers also shall submit a letter of credit application on the Issuing Bank's (or Underlying Issuer's) standard form in connection with any request for a Letter of Credit.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit (or if the Letter of Credit is issued by the Underlying Issuer, a participation in Issuing Bank's risk participation or other arrangement with Underlying Issuer) equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement that has not been reimbursed by the Borrowers on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If any LC Disbursement is made by the Issuing Bank or an Underlying Issuer in respect of a Letter of Credit, the Borrowers agree, jointly and severally, to reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrowers receive such notice; provided that if such LC Disbursement is equal to or greater than $1,000,000, the Borrowers shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrowers do hereby request under such circumstances, that such LC Disbursement be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Applicable Percentage thereof Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank (or the Underlying Issuer) the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank (or the Underlying Issuer) or, to the extent that Lenders have made payments pursuant to this
Section 2.08(e) to reimburse the Issuing Bank (or the Underlying Issuer), then to such Lenders and the Issuing Bank (or the Underlying Issuer) as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank (or the Underlying Issuer) for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

         (f) Obligations Absolute. The Borrowers' obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank (or Underlying Issuer) under a Letter of Credit against presentation of a draft or other document that does not comply substantially with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank (or Underlying Issuer), nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank (or Underlying Issuer); provided that the foregoing shall not be construed to excuse the Issuing Bank (or Underlying Issuer) from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's (or Underlying Issuer's) failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (or Underlying Issuer) (as finally determined by a court of competent jurisdiction), the Issuing Bank (or Underlying Issuer) shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank (or Underlying Issuer) may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. The Issuing Bank (or Underlying Issuer) shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank (or Underlying Issuer) shall promptly notify the Administrative Agent and the Borrowers by email or telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank (or Underlying Issuer) has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank (or Underlying Issuer) and the Lenders with respect to any such LC Disbursement.

         (h) Interim Interest. If the Issuing Bank (or Underlying Issuer) shall make any LC Disbursement, then, until the Borrowers shall have reimbursed the Issuing Bank (or Underlying Issuer) for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC
Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 3.05. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrowers receive notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this
Section 2.08(j), (ii) the Revolving Commitment is terminated, or (iii) the Borrowers are required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to
Section 3.04(c), then the Borrowers shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default or termination of the Revolving Commitment, 105% of the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers or any Subsidiary described in Section 10.0l(h) or Section 10.01(i). The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Bank (and Underlying Issuer) and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrowers' obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrowers or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank (or Underlying Issuer), the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrowers' and the Guarantor's obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest, if any, on such deposit shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank (or Underlying Issuer) for fees, expenses and LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrowers and the Guarantors under this Agreement or the other Loan Documents. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrowers are not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

                                   ARTICLE III
              Payments of Principal and Interest; Prepayments; Fees

      Section 3.01 Repayment of Loans. The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

      Section 3.02 Interest.

         (a) ABR Loans. The Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus three-quarters of one percent (0.75%) per annum, but in no event to exceed the Highest Lawful Rate. The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus two and one-half of one percent (2.50%) per annum, but in no event to exceed the Highest Lawful Rate.

         (b) Eurodollar Loans. The Revolving Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus one and three-quarters of one percent (1.75%) per annum, but in no event to exceed the Highest Lawful Rate. The Term Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus three and one-quarter of one percent (3.25%) per annum, but in no event to exceed the Highest Lawful Rate.

         (c) Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Indebtedness shall bear interest, after as well as before judgment, at a rate per annum equal to two and one-half percent (2.5%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

         (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

      Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

      Section 3.04 Prepayments.

         (a) Optional Prepayments. The Borrowers shall have the right at anytime and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

         (b) Notice and Terms of Optional Prepayment. The Borrowers shall notify the Administrative Agent by telephone and/or fax (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

         (c) Mandatory Prepayments.

            (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the Aggregate Revolving Commitments, then the Borrowers shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders and the Issuing Bank (and Underlying Issuer) an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

            (ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or Section 8.13(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrowers shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders and the Issuing Bank (and Underlying Issuer) an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrowers shall be obligated to make such prepayment and/or deposit of cash collateral within ninety (90) days following its receipt of the New
Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

            (iii) Upon any adjustments to the Borrowing Base pursuant to Section 9.12, if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrowers shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrowers shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Subsidiary receives cash proceeds as a result of such disposition; provided that all payments required to be made pursuant to this
Section 3.04(c)(iii) must be made on or prior to the Termination Date.

            (iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

            (v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

         (d) No Premium or Penalty. Prepayments permitted or required under this
Section  3.04 shall be without  premium or  penalty,  except as  required  under
Section 5.02.

      Section 3.05 Fees.

         (a) Letter of Credit Fees. The Borrowers agree, jointly and severally, to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at one and three-quarters of one percent (1.75%) per annum (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank (or Underlying Issuer) a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank (or Underlying Issuer), for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Fronting Fees and any other fees payable to the Issuing Bank (or Underlying Issuer) pursuant to this Section 3.05(a) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) Administrative Agent Fees. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

         (c) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders with Revolving Commitments a commitment fee of 0.75% per annum on the average daily amount by which the Aggregate Maximum Revolving Credit Amounts exceeds the total Revolving Credit Exposure payable quarterly in arrears.

         (d) Delayed Draw Facility Fee. Until such time as the Term Loan Commitment has expired, the Borrowers shall pay to the Administrative Agent for the account of the Lenders with Term Loan Commitments a delayed draw facility fee of 0.75% per annum on the average daily amount by which the Aggregate Term Loan Commitment exceeds the outstanding principal balance of the Term Loans payable quarterly in arrears.

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Sharing of Set-offs

      Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

         (a) Payments by the Borrowers. The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01,
Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon, but shall be considered received on the date paid for purposes of Section 10.01. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank (or Underlying Issuer) as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section
12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof as provided in Section 4.01(d). If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall, subject to Section 4.01 (d), be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon to which such Lender is entitled under this Agreement than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against either of the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

         (d) Notwithstanding anything contained herein to the contrary, all payments in respect of Indebtedness and all proceeds of Collateral shall be applied in the manner and order set forth in the Intercreditor Agreement.

      Section 4.02 Presumption of Payment by the Borrowers. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank (or Underlying Issuer) that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank (or Underlying Issuer), as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the
Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrowers and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrowers' or each Guarantor's interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing,
(a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrowers and their Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrowers and/or such Subsidiaries.

                                    ARTICLE V
           Increased Costs; Break Funding Payments; Taxes; Illegality

      Section 5.01 Increased Costs.

         (a) Eurodollar Changes in Law. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

         (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180- day period referred to above shall be extended to include the period of retroactive effect thereof.

      Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 5.04(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

      Section 5.03 Taxes.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of either of the Borrowers or any Guarantor under any Loan
Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either of the Borrowers or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or such Guarantor shall make such deductions and (iii) the Borrowers or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Borrowers. The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this
Section 5.03 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or a Guarantor to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative
Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

      Section 5.04 Mitigation Obligations; Replacement of Lenders.

         (a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders.  If any Lender requests  compensation under
Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender is prevented from making Eurodollar Loans under
Section 5.05, or if any Lender or Lenders decline to vote in favor of an amendment, waiver or other modification recommended by the Administrative Agent, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender or Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b), all its (or their) interests, rights and obligations under this Agreement to an assignee (or assignees) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender (or Lenders) shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

      Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then
(a) such Lender shall promptly notify the Borrowers and the Administrative Agent thereof and such Lender's obligation to make such Eurodollar Loans shall be suspended (the "Affected Loans") until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrowers and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its ABR Loans.

                                   ARTICLE VI
                              Conditions Precedent

      Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

         (a) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

         (b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrowers and each Guarantor setting forth (i) resolutions of its Board of Directors with respect to the authorization of the Borrowers or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrowers or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrowers or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or other organizational documents) of the Borrowers and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrowers or any Guarantor to the contrary.

         (c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrowers and each Guarantor.

         (d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the Effective Date.
(e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

         (f) The Administrative Agent shall have received duly executed Notes, if requested, payable to the order of each Lender in a principal amount equal to its Maximum Revolving Credit Amount or Term Loan Commitment, if applicable, dated as of the date hereof.

         (g) The Administrative Agent shall have received an aged trial balance of trade payables acceptable in substance to the Administrative Agent.

         (h) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement, the Security Agreement and the other Security Instruments described on Exhibit F-l. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

            (i) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report; and

            (ii) be reasonably satisfied that it has a Lien on all Property constituting security for the Second Lien Term Loan Agreement.

         (i) The Administrative Agent shall have received a certificate of a Responsible Officer of one of the Borrowers certifying that the Borrowers shall be contemporaneously closing the Second Lien Term Loan Agreement which shall result in gross cash proceeds of $ 100,000,000.

         (j) The Administrative Agent shall have received an opinion of (i) Stinson Morrison Hecker LLP, counsel to the Borrowers, substantially in the form of Exhibit E-1 hereto, and (ii) local counsel in Oklahoma and any other jurisdictions requested by the Administrative Agent, substantially in the form of Exhibit E-2.

         (k) The Administrative Agent shall have received a certificate of insurance coverage of the Borrowers evidencing that the Borrowers are carrying insurance in accordance with Section 7.13 including loss payable and standard mortgagee provisions or endorsements on the Borrowers' insurance policies in accordance with Section 8.07.

         (l) The Administrative Agent shall have received title opinions or other evidence of title acceptable to the Administrative Agent on Properties representing at least 80% of the total proved value in the July 1, 2005 Cawley Gillespie Reserve Report and shall be satisfied with the status of title to the Oil and Gas Properties evaluated in the Initial Reserve Report.

         (m) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrowers and their Subsidiaries.

         (n) The Administrative Agent shall have received a certificate of a Responsible Officer of one of the Borrowers certifying that the Borrowers have received all consents and approvals required by Section 7.03.

         (o)  The  Administrative   Agent  shall  have  received  the  financial
statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.l2(c).

         (p) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrowers, the Subsidiaries for Kansas and Oklahoma and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

         (q) The Administrative Agent shall have received evidence that Quest Cherokee, LLC or one of its Subsidiaries has in place one or more commodity price floors, collars or price swaps with one or more Approved Counterparties, on terms which are satisfactory to the Administrative Agent and Borrowers.

         (r) The Administrative Agent shall have received evidence that the Borrowers have received Net Cash Proceeds of not less than $175,000,000 in connection with the issuance of Equity Interests simultaneously with the closing of the facility evidenced by this Agreement on terms acceptable to the Administrative Agent (the "Equity Offering").

         (s) The Administrative Agent shall have received evidence that the Borrowers have after borrowings on the Closing Date at least $25,000,000 of cash, Cash Equivalents and availability under Section 2.01(a) of this Agreement on the Closing Date.

         (t) The Administrative Agent shall have received evidence that (i) the Credit Agreement dated as of July 22, 2004 by and among Quest Cherokee, UBS AG, Stamford Branch, as Administrative Agent, and the lenders party thereto, as amended, has been, or will simultaneously be, terminated and the obligations thereunder satisfied and (ii) the ArcLight Transaction has been, or will simultaneously be, closed.

         (u) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

      The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on November 14, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan (excluding the conversion of a Eurodollar Loan to an ABR Loan) on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank (or Underlying Issuer) to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

         (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

         (c) The representations and warranties of the Borrowers and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

         (d) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank (or Underlying Issuer) to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         (e) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

      Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in Section 6.02(a) through (d).

                                   ARTICLE VII
                         Representations and Warranties

      The Borrowers represent and warrant to the Lenders that:

      Section 7.01 Organization; Powers. Each of the Borrowers and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or limited liability company power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

      Section 7.02 Authority; Enforceability. The Transactions are within the Borrowers' and each Guarantor's corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or member action (including, without limitation, any action required to be taken by any class of directors or managers of the Borrowers, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrowers and each Guarantor is a party has been duly executed and delivered by the Borrowers and such Guarantor and constitutes a legal, valid and binding obligation of the Borrowers and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 7.03 Approvals; No Conflicts. Except as set forth on Schedule 7.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrowers or any Subsidiary or any order of any Governmental Authority, except violations that could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrowers or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrowers or such Subsidiary, except any violation or default that could not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any Property of the Borrowers or any Subsidiary (other than the Liens created by the Loan Documents).

      Section 7.04 Financial Condition: No Material Adverse Change.

         (a) The Borrowers have heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows (x) as of and for the seven months transition period ended December 31, 2004 of Quest Resource Corporation, reported on by Murrell, Hall, McIntosh & Co. PLLP, an independent registered public accounting firm, and (y) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2005, reviewed by Murrell, Hall, McIntosh & Co. PLLP. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrowers and their Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

         (b) Since December 31, 2004, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrowers and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices, in each case other than as disclosed in the filings made with the SEC as of October 31,2005 by Quest Resource Corporation.

         (c) Neither of the Borrowers nor any Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments (other than the Gas Balancing Obligations and the Swap Agreements listed on Schedule 7.21) which are not referred to or reflected or provided for in the Financial Statements.

      Section 7.05 Litigation.

         (a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the Knowledge of the Borrowers, threatened against or affecting the Borrowers or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

         (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      Section 7.06 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

         (a) neither any Property of either of the Borrowers or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

         (b) no Property of either of the Borrowers or any Subsidiary nor the operations currently conducted thereon or, to the Knowledge of the Borrowers, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

         (c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of either of the Borrowers and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrowers and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

         (d) all hazardous substances, solid waste and oil and gas waste, if any, generated by the Borrowers or any Subsidiary at any and all Property of the Borrowers or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the Knowledge of the Borrowers, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

         (e) the Borrowers have taken all steps reasonably necessary to determine and have determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrowers or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

         (f) to the extent applicable, all Property of the Borrowers and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrowers do not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

         (g) neither the Borrowers nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

      Section 7.07 Compliance with the Laws and Agreements; No Defaults.

         (a) Each of the Borrowers and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (b) Neither of the Borrowers nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrowers or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrowers or any Subsidiary or any of their Properties is bound.

         (c) No Default has occurred and is continuing.

      Section 7.08 Investment Company Act. Neither of the Borrowers nor any Subsidiary is an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

      Section 7.09 Public Utility Holding Company Act. Neither of the Borrowers nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      Section 7.10 Taxes. Each of the Borrowers and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrowers, adequate. No Tax Lien has been filed and, to the Knowledge of the Borrowers, no claim is being asserted with respect to any such Tax or other such governmental charge.

      Section 7.11 ERISA.

         (a) The Borrowers, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

         (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

         (c) No act, omission or transaction has occurred which could result in imposition on the Borrowers, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a material civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a material tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

         (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrowers, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrowers, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

         (e) Full payment when due has been made of all amounts which either of the Borrowers, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrowers' most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

         (g) Neither the Borrowers, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrowers, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

         (h) Neither the Borrowers, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

         (i) Neither the Borrowers, the Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      Section 7.12 Disclosure; No Material Misstatements. The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries is subject as of the date of this Agreement, and all other matters known to it as of the date of this Agreement, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrowers or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. No statements or conclusions exist in any Reserve Report which are based upon or include misleading information or which fail to take into account material information regarding the matters reported therein to the extent such misstatement, misleading information or failure could reasonably be expected to have a Material Adverse Effect.

      Section 7.13 Insurance. The Borrowers have, and have caused all their Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrowers and their Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

      Section 7.14 Restriction on Liens. Other than as set forth in Schedule 7.14, neither of the Borrowers nor any of the Subsidiaries is a party to any material agreement or arrangement (other than secured debt permitted under
Section 9.03), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the
Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

      Section 7.15 Subsidiaries. Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, the Borrowers have no Subsidiaries.

      Section 7.16 Location of Business and Offices. The jurisdiction of organization of Quest Resource Corporation is Nevada; its name as listed in the public records of its jurisdiction of organization is Quest Resource Corporation; and its organizational identification number in its jurisdiction of organization is C4082-1982; the jurisdiction of organization of Quest Cherokee, LLC is Delaware; its name as listed in the public records of its jurisdiction of organization is Quest Cherokee, LLC; and its organizational identification number is 3739332 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The Borrowers' principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). Each Subsidiary's jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(m)).

      Section 7.17 Properties; Titles, Etc.

         (a) Each of the Borrowers and the Subsidiaries has good and defensible title to, or valid and enforceable leasehold interests in, the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrowers or the Subsidiary specified as the owner or lessee owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report and the ownership or lease of such Properties shall not in any material respect obligate the Borrowers or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrowers' or such Subsidiary's net revenue interest in such Property.

         (b) All material leases and agreements necessary for the conduct of the business of the Borrowers and the Subsidiaries are valid and subsisting. in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

         (c) The rights and Properties presently owned, leased or licensed by the Borrowers and the Subsidiaries including, without limitation. all easements and rights of way, include all rights and Properties necessary to permit the Borrowers and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

         (d) All of the Properties of the Borrowers and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

         (e) Each of the Borrowers and each Subsidiary own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrowers and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

      Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrowers and their Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrowers and their Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrowers or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrowers or any Subsidiary is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrowers or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrowers or any of their Subsidiaries that are reasonably necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrowers or any of their Subsidiaries, in a manner consistent with the Borrowers' or their Subsidiaries' past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).

      Section 7.19 Gas Imbalances,  Prepayments. Except as set forth on Schedule
7.19 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require either of the Borrowers or any of their Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 1.0 bcf of gas (on an mcf equivalent basis) in the aggregate.

      Section 7.20 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrowers represent that they or their Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrowers' or their Subsidiaries' Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

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      Section 7.21 Swap  Agreements.  Schedule 7.21, as of the date hereof,  and after the date hereof, each report required to be delivered by either of the Borrowers pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements of the Borrowers and each Subsidiary, the type, term, effective date, termination date and notional amounts or volumes, the net mark to market value thereof as of the most recent date available, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

      Section 7.22 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to refinance existing indebtedness, to provide working capital for exploration and production operations, pipeline construction, oil and gas lease acquisitions, permitted acquisitions, and for general business purposes, including the issuance of letters of credit. The Borrowers and their Subsidiaries are not engaged principally, or as one of their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

      Section 7.23 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrowers and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrowers and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrowers and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrowers and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrowers and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

      Section 7.24 Operating Expenses. As of the date of this Agreement:

         (a) Borrowers have no unpaid bills with an invoice date earlier than August 1, 2005 for improvements to their Oil and Gas Properties that could give rise to mechanics', materialmen's or other similar liens arising by operation of applicable law.

         (b) with respect to the joint operating agreements relating to Borrowers' interests in the Properties:

            (i) there are no  outstanding  cans for payments under any Authority for Expenditure or payments which are due or which Borrowers or, to the Borrowers' Knowledge, any predecessor or predecessors of Borrowers have committed to make which have not been or are not being paid within the terms required; and

            (ii) there are no operations under any of the joint operating agreements with respect to which Borrowers have become a non-consenting party nor are there any non-consenting penalties binding or that will become binding upon Borrowers that are not reflected in the interest as set forth on Exhibit A to the Mortgage.

                                  ARTICLE VIII
                              Affirmative Covenants

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than contingent indemnity obligations) shall have been paid in full and all Letters of Credit shall have expired or terminated or been fully cash collateralized as provided in Section 2.08(j) and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

      Section 8.01 Financial Statements; Ratings Change; Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

         (a) Annual Financial Statements. As soon as available, but in any event not later than 90 days after the end of each fiscal year of Quest Resource Corporation, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Murrell, Hall, McIntosh & Co. PLLP or another independent registered public accounting firm (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Quest Resource Corporation and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

         (b) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of Quest Resource Corporation, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Quest Resource Corporation and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

         (c) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.l3(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered pursuant to
Section 8.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         (d) Certificate of Financial Officer - Consolidating Information. If, at any time, all of the Subsidiaries of the Borrowers are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under
Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrowers.

         (e) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section
8.0l(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of each of the Borrowers and each Subsidiary, listing the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor to the extent available, any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

         (f) Certificate of Insurer - Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.0l(a), a certificate of insurance coverage from each insurer with respect to the insurance required by
Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

         (g) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to either of the Borrowers or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrowers or any such Subsidiary, and a copy of any response by the Borrowers or any such Subsidiary, or the Board of Directors of the Borrowers or any such Subsidiary, to such letter or report.

         (h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, and upon the request of the Lenders, copies of all periodic and other reports, proxy statements and other materials filed by either of the Borrowers or any Subsidiary with the SEC, or with any national securities exchange and distributed by either of the Borrowers to its shareholders.

         (i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement or report furnished to or by any Person or notices furnished by the Borrowers to any other Person, pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

         (j) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of Persons who purchase (or did purchase in the last six months) at least 80% of the Hydrocarbons from the Borrowers and the Subsidiaries, taken as a whole.

         (k) Notice of Sales of Oil and Gas Properties. In the event the Borrowers or any Subsidiary intend to sell, transfer, assign or otherwise dispose of at least $500,000 worth of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.13, prior written notice of such disposition, the price thereof and the anticipated date of closing.

         (l) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

         (m) Information Regarding Borrowers and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change
(i) in the Borrowers' or any Guarantor's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrowers or any Guarantor's chief executive office or principal place of business if either Borrower or any Guarantor is not a registered organization under the Uniform Commercial Code,
(iii) in the Borrowers' or any Guarantor's identity or corporate structure, (iv) in the Borrowers' or any Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (v) in the Borrowers' or any Guarantor's federal taxpayer identification number.

         (n) Production Report and Lease Operating Statements. With the delivery of quarterly financial statements under Section 8.01(b) a report setting forth, for each calendar month during the then current fiscal year to date on a production date basis, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

         (o) Notices of Certain Changes.  Promptly, but in any event within five
(5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate of formation, certificate or articles of incorporation, operating agreement, by-laws, any preferred stock designation or any other organic document of the Borrowers or any Subsidiary, that could reasonably be expected to have a material adverse effect on the Administrative Agent or Lenders.

         (p) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

         (q) Delivery of Information Electronically. Notices to the Administrative Agent and the Lenders under this Section 8.01 may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

      Section 8.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrowers or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in liability in excess of $1,000,000 not fully covered by insurance, subject to normal deductibles;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of either of the Borrowers and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

         (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      Section 8.03 Existence; Conduct of Business. The Borrowers will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

      Section 8.04 Payment of Obligations. The Borrowers will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrowers and all of their Subsidiaries before the same shall become delinquent or in default (provided, that Borrowers and their Subsidiaries shall have up to 60 days after due date to pay trade payables arising in the ordinary course of business), except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrowers or such Subsidiary have set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrowers or any Subsidiary.

      Section 8.05 Performance of Obligations under Loan Documents. The Borrowers agree, jointly and severally, to pay the Loans according to the terms thereof, and the Borrowers will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

      Section 8.06 Operation and Maintenance of Properties. The Borrowers, at their own expense, will, and will cause each Subsidiary to:

         (a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         (b) keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), preserve, maintain and keep in good repair, working order and efficiency
(ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties except, in each case, where the failure to do so could not reasonably be expected to have a Material adverse Effect.

         (e) to the extent one of the Borrowers is not the operator of any Property, the Borrowers shall use reasonable efforts to cause the operator to comply with this Section 8.06.

      Section 8.07 Insurance. The Borrowers will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear, shall include a standard mortgagee provision, and such policies shall name the Administrative Agent and the Lenders as "additional insureds" and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

      Section 8.08 Books and Records; Inspection Rights. The Borrowers will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrowers will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      Section 8.09 Compliance with Laws. The Borrowers will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      Section 8.10 Environmental Matters.

         (a) The Borrowers shall at their sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary's Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect;
(ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrowers' or their Subsidiaries' Properties or any other Property to the extent caused by the Borrowers' or any of their Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrowers' or their Subsidiaries' Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrowers' or their Subsidiaries' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and
(v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrowers' and their Subsidiaries' obligations under this
Section 8.l0(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

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         (b) The Borrowers will  promptly,  but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrowers or its Subsidiaries or their Properties of which the Borrowers have Knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrowers reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

         (c) The Borrowers will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards (i) upon the occurrence and during the continuation of an Event of Default if requested by the Administrative Agent, (ii) upon request by the Administrative Agent and the Lenders if required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority or (iii) in connection with any future acquisitions of Oil and Gas Properties or other real estate Properties with a fair market value in excess of $2,000,000, unless waived by the Administrative Agent.

      Section 8.11 Further Assurances.

         (a) The Borrowers at their expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrowers or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, if requested, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, In the sole discretion of the Administrative Agent, in connection therewith.

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

         (b) The Borrowers hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of either Borrowers or any Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

      Section 8.12 Reserve Reports.

         (a) On or before March 1st and September 1st of each year, commencing March 1, 2006, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of December 31 (and delivered on or before March 1) of each year shall be prepared by one or more Approved Petroleum Engineers, and the June 30 Reserve Report (delivered on or before September 1) of each year shall be prepared either by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report or by one or more Approved Petroleum Engineers.

         (b) In the event of an Interim Redetermination, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared either by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report or by one or more Approved Petroleum Engineers. For any Interim Redetermination requested by the Administrative Agent or the Borrowers pursuant to Section 2.07(b), the Borrowers shall provide such Reserve Report with an "as of date" as required by the Administrative Agent as soon as possible, but in any event no later than sixty (60) days following the receipt of such request.

         (c) With the delivery of each Reserve Report, the Borrowers shall provide to the Administrative Agent and the Lenders (1) a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct and no statements or conclusions exist in such Reserve Report which are based upon or include misleading information or which fail to take into account material information regarding the matters reported therein to the extent such misstatement, misleading information or failure could reasonably be expected to have a Material Adverse Effect, (ii) the Borrowers or the Subsidiaries own good and defensible title to, or valid and enforceable leasehold interests in, the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or payor other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrowers or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate sha11 list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrowers could reasonably be expected to have been obligated to list on
Schedule 7.20 had such agreement been in effect on the date hereof and (2) electronically, a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent in compliance with Section 8.14.

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

      Section 8.13 Title Information.

         (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrowers will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall be reasonably satisfied with the status of title to or leasehold interests in the Oil and Gas Properties (excluding the Pipeline) evaluated by such Reserve Report representing not less than 80% of the total value of such Properties, provided the Borrowers will not be required to deliver any title opinions on Oil and Gas Properties that are not Proved Mineral Interests.

         (b) If the Borrowers have provided title information for additional Properties under Section 8.13(a), the Borrowers shall, within 90 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall be reasonably satisfied with the status of title to the Oil and Gas Properties evaluated by such Reserve Report.

         (c) If the Borrowers are unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 90-day period or the Borrowers do not comply with the requirements to provide acceptable title information on the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 90-day period has elapsed, the Administrative Agent may send a notice to the Borrowers and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrowers to be in compliance with the requirement to provide acceptable title information to the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

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

      Section 8.14 Additional Collateral. In connection with each redetermination of the Borrowing Base, the Borrowers shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties (excluding the Pipeline) evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Borrowers shall, and shall cause their Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties (excluding the Pipeline) not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. The Borrowers agree that they will not, and will not permit any Subsidiary to, grant a Lien on any Property to secure the Second Lien Term Loan Agreement without (i) giving prior written notice to the Administrative Agent and (ii) granting to the Administrative Agent to secure the Indebtedness a first-priority Lien on this same Property.

      Section 8.15 ERISA Compliance. The Borrowers will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) promptly upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the applicable Borrower, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the applicable Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) promptly upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrowers will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

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

      Section 8.16 Swap Agreements. The Borrowers shall or shall cause one or more of its Subsidiaries to maintain the hedged position established by the Swap Agreements required under Section 6.01(q) during the period specified therein and shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements required hereby.

      Section 8.17 Marketing Activities. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrowers and their Subsidiaries that either Borrowers or one of their Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no "position" is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

                                   ARTICLE IX
                               Negative Covenants

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than contingent indemnification obligations) have been paid in full and all Letters of Credit have expired or terminated or cash collateralized pursuant to Section 2.08(j) and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

      Section 9.01 Financial Covenants.

         (a) The Borrowers will have net sales of natural gas on commercial terms customary in the local market of not less than 1,890 mmcf for the quarter ending March 31, 2006; 2,380 mmcf for the quarter ending June 30, 2006; 3,080 mmcf for the quarter ending September 30, 2006; and 3,430 mmcf for the quarter ending December 31, 2006.

         (b) For each quarter set forth below, EBITDA shall be calculated using EBITDA for such quarter multiplied by four. The Borrowers shall maintain a ratio of Total Net Debt to EBITDA of not more than the following ratios for each quarter ending on the dates indicated below:

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

      Ratio            Period

      4.5 to 1.0       for the quarter ending March 31, 2007,

      4.25 to 1.0      for the quarter ending June 30, 2007,

      4.00 to 1.0      for the quarter ending September 30, 2007,

      3.75 to 1.0      for the quarter ending December 31, 2007,

      3.50 to 1.0      for the quarter ending March 31, 2008,

      3.25 to 1.0      for the quarter ending June 30, 2008, and

      3.0 to 1.0       for each quarter ending on or after September 30, 2008


         (c) The Borrowers shall maintain a ratio of (i) the PV-10 Value as set forth on the most recent Reserve Report delivered pursuant to Section 8.12 to
(ii) the principal amount of Indebtedness (excluding any obligations under Swap Agreements) of not less than 2.00 to 1.00.

      Section 9.02 Debt. The Borrowers will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

         (a) the Loans, any Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Loans, any Notes or other Indebtedness arising under the Loan Documents.

         (b) Debt of the Borrowers and their Subsidiaries existing on the date hereof that is reflected in the Financial Statements.

         (c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the due date or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

         (d) Debt (including guarantees) under Capital Leases and purchase money obligations not to exceed $2.500,000.

         (e) Debt associated with bonds or surety obligations required by Governmental Requirements or any other Person in connection with the operation of the Oil and Gas Properties.

         (f) intercompany Debt between the Borrowers and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than either of the Borrowers or one of its Wholly-Owned
Subsidiaries, and, provided further, that any such Debt owed by either the Borrowers or a Subsidiary shall be subordinated to the Indebtedness on terms set forth in the Security Agreement.

         (g) endorsements of negotiable instruments for collection in the ordinary course of business.

         (h) Debt under the Second Lien Term Loan Agreement and any guarantees thereof, the principal amount of which Debt does not exceed $100,000,000 in the aggregate.

         (i) Debt in connection with Swap Agreements and permitted in accordance with Section 9.18.

         (j) reimbursement obligations under (i) letters of credit outstanding on the date of this Agreement and (ii) other letters of credit provided the aggregate undrawn face amount of such other letters of credit does not exceed $20,000,000.

         (k) guarantees of Debt otherwise permitted under Section 9.02.

         (l) Permitted Refinancing Debt.

         (m) other Debt, not otherwise permitted above, not to exceed $2,000,000 in the aggregate at anyone time outstanding.

      Section 9.03 Liens. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

         (a) Liens securing the payment of any Indebtedness.

         (b) Excepted Liens.

         (c) Liens securing Capital Leases and purchase money obligations permitted by Section 9.02(d) but only on the Property under lease or purchased.

         (d) Liens to secure  obligations under any Swap Agreement  permitted by
Section 9.18.

         (e)  Liens in  existence  on the date of this  Agreement  and  shown on
Schedule 7.14.

         (f) Liens securing reimbursement obligations in connection with letters of credit outstanding on the date of this Agreement and other letters of credit provided the aggregate undrawn face amount of such other letters of credit does not exceed $20,000,000.

         (g) Liens securing Permitted Refinancing Debt.

         (h) Liens on Property securing the Second Lien Term Loan Agreement permitted by Section 9.02(h), provided; however, that (i) such Liens securing the Second Lien Term Loan Agreement and any guarantees thereof are subordinated pursuant to the Intercreditor Agreement, (ii) each and every Lien securing the Second Lien Term Loan Agreement shall be subordinate to the Liens securing the Indebtedness, this Agreement and the other Loan Documents and (iii) no Lien shall be granted on any Property to secure the Second Lien Term Loan Agreement unless the Lien is also being granted to secure the Indebtedness, this Agreement and the other Loan Documents.

         (i) Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(i) shall not exceed $2,000,000 at any time.

      Section 9.04 Dividends, Distributions and Redemptions; and Second Lien Term Loan Agreement.

         (a) Restricted Payments. Neither of the Borrowers will, or will permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) QRC may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries (including Quest Cherokee) may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrowers may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of either Borrower and its Subsidiaries, and (iv) the Borrowers may terminate directors' or employees' option agreements or restricted stock agreements under any of Borrowers' incentive stock plans provided; however, that the aggregate amounts paid in respect thereof do not exceed $1,000,000.

         (b) Redemption of Second Lien Term Loan Agreement; Amendment of Second Lien Term Loan Documents. The Borrowers will not, and will not permit any Subsidiary to, prior to the date that is ninety-one (91) days after the Maturity
Date: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Second Lien Term Loan Agreement except in connection with any Permitted Refinancing Debt in respect thereof.

      Section 9.05 Investments, Loans and Advances. The Borrowers will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

         (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.

         (b) accounts receivable arising in the ordinary course of business.

         (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof.

         (d) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody's.

         (e) demand deposits or deposits maturing within one year from the date of acquisition thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively.

         (f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

         (g) Investments (i) made by either Borrower in or to the  Subsidiaries,
(ii) made by any Subsidiary in or to either Borrower or any Subsidiary or any entity that upon the making of such Investment would become a Subsidiary.

         (h) subject to the limits in Section 9.07, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

         (i) loans or advances to employees, officers or directors in the ordinary course of business of either Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $100,000 in the aggregate at any time.

         (j) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to either Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of either Borrower or any of its Subsidiaries; provided that such Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at anyone time under this Section 9.05(j) exceeds $1,000,000.

         (k) consideration received in connection with permitted asset sales.

         (l) lease, utility and similar deposits in the ordinary course of business.

         (m) Investments in permitted Swap Agreements.

      Section 9.06 Nature of Business; International Operations. Neither of the Borrowers nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration, production and gathering company, and will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

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      Section 9.07  Limitation on Leases.  Neither  Borrower nor any  Subsidiary
will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests, pipelines or compressor leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrowers and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $5,000,000 in any period of twelve consecutive calendar months during the life of such leases.

      Section 9.08 Proceeds of Notes. The Borrowers will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section
7.22. Neither Borrower nor any Person acting on behalf of either Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

      Section 9.09 ERISA Compliance. The Borrowers and the Subsidiaries will not at any time:

         (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which either Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a material tax imposed by Chapter 43 of Subtitle D of the Code.

         (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any material liability of either Borrower, a Subsidiary or any ERISA Affiliate to the PBGC.

         (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, either Borrower, a Subsidiary or any ERISA Affiliate are required to pay as contributions thereto.

         (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.

         (e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by either Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

         (f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

         (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to either Borrower or a Subsidiary or with respect to any ERISA Affiliate of either Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

         (h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

         (i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities. that may not be terminated by such entities in their sole discretion at any time without any material liability.

         (j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that either Borrower, a Subsidiary or any ERISA Affiliate are required to provide security to such Plan under section 401(a)(29) of the Code.

      Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by either Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

      Section 9.11 Mergers, Etc. Neither Borrower will, or will permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a "consolidation"), or liquidate or dissolve; provided that any Subsidiary may participate in a consolidation with either Borrower (provided that such Borrower shall be the continuing or surviving entity) or any other Subsidiary and if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary.

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      Section  9.12 Sale of  Properties.  The  Borrowers  will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrowers or such Subsidiary or is replaced by equipment of at least comparable value and use; (d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property interest therein or Subsidiary subject of such sale or other disposition (as reasonably determined by the Board of Directors of either Borrower and, if requested by the Administrative Agent, the Borrowers shall deliver a certificate of a Responsible Officer of either Borrower certifying to that effect), (iii) if such sale or other disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties included in the most recently delivered
Reserve   Report   during   any  period   between   two   successive   Scheduled
Redetermination Dates is sold for a price in excess of 5% of the Borrowing Base then in effect, individually or in the aggregate, then the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and (iv) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and (e) sales and other dispositions of Properties not regulated by Section 9.12(a) to (d) having a fair market value not to exceed $1,000,000 during any 12-month period.

      Section 9.13 Environmental Matters. The Borrowers will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

      Section 9.14 Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than between and among Borrowers and the Wholly-Owned Subsidiaries of either Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate other than (a)
Investments under Section 9.05(i); (b) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors, and (c) any transaction with an Affiliate where the only consideration paid is capital stock that is not Disqualified Capital Stock.

      Section 9.15 Subsidiaries. The Borrowers will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrowers give written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14. The Borrowers shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(d).

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

      Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, Liens permitted by Section 9.03(c), the Intercreditor Agreement, the Second Lien Term Loan Agreement or listed on
Schedule 7.14) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions, or which requires the consent of or notice to other Persons in connection therewith.

      Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrowers will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of either Borrower or any Subsidiary that would require such Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed
1.5 bcf of gas (on an mcf equivalent basis) in the aggregate.

      Section 9.18 Swap Agreements. The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and
(ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production (as shown in the Borrowers' most recent Engineering Report) from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrowers' Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrowers' Debt for borrowed money which bears interest at a floating rate, and (c) Swap Agreements required under Section 6.01(q) or as provided in the Swap Agreements listed on Schedule 7.21. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrowers or any Subsidiary to post collateral to secure their obligations under such Swap Agreement or to cover market exposures except to the extent permitted by Section 9.03(d).

                                    ARTICLE X
                           Events of Default; Remedies

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

      Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

         (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

         (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

         (c) any representation or warranty made or deemed made by or on behalf of the Borrowers or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

         (d) the Borrowers or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.0l(i), Section 8.0l(m), Section 8.02, Section 8.03, Section 8.15 or in ARTICLE IX.

         (e) the Borrowers or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) or (B) a Responsible Officer of either Borrower or such Subsidiary has Knowledge of such default.

         (f) the Borrowers or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness prior to the longer of (i) three (3) Business Days after the same shall become due and payable or (ii) the expiration of any applicable grace or notice and cure period, except that with respect to trade payables, Borrowers and their Subsidiaries shall have 60 days after due date to make payment.

         (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require either Borrower or any Subsidiary to make an offer in respect thereof, except that with respect to trade payables, Borrowers and their Subsidiaries shall have 60 days after due date to make payment.

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

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

         (i) either Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

         (j) either Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,250,000 (to the extent not covered by independent third party insurance provided by insurers as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against either Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of either Borrower or any Subsidiary to enforce any such judgment.

         (l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against either Borrower or a Subsidiary party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or either Borrower or any Subsidiary or any of their Affiliates shall so state in writing.

         (m) an Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrowers, any party thereto or holder of the Debt governed thereby or shall be repudiated by any of them.

         (n) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of either Borrower and any Subsidiary in an aggregate amount exceeding $1,750,000.

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

         (o) a Change in Control shall occur.

      Section 10.02 Remedies.

         (a) In the case of an Event of  Default  other  than one  described  in
Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the direction of the Majority Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes, if any, and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Subsidiaries accrued hereunder and under the Loans, the Notes, if any, and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers and each Subsidiary; and in case of an Event of Default described in
Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes, if any, and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrowers and the Subsidiaries accrued hereunder and under the Loans, the Notes, if any, and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and each Subsidiary.

         (b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

         (c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied as provided in Section 4.01(d).

                                   ARTICLE XI
                                   The Agents

      Section 11.01 Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender and the Issuing Bank (each Lender and the Issuing Bank hereby agreeing to be bound by the terms of the Intercreditor Agreement as if it were a party thereto) and to take such other actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

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

      Section 11.02 Duties ando Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent's satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrowers and their Subsidiaries or any other obligor or guarantor, or (vii) any failure by either Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

      Section 11.03 Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal1iability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Syndication Agent shall not have any obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

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      Section 11.04 Reliance by Administrative  Agent. The Administrative  Agent
shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrowers, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent's record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of the Note, if any, as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

      Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through anyone or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Section 11.06 Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers, and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, with the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, to appoint a successor. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent's resignation hereunder, the provisions of this ARTICLE XI and
Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

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      Section 11.07 Agents as Lenders.  Each bank serving as an Agent  hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

      Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrowers or any of their Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of either Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Sidley Austin Brown & Wood LLP and Haynes and Boone, LLP is each acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

      Section 11.09 Authority of Administrative Agent to Release Collateral and Liens. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrowers, at the Borrowers' sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Mortgaged Property (i) upon termination of the Commitments and payment and satisfaction of all of the Indebtedness (other than contingent indemnity obligations and Indebtedness in respect of Swap Agreements) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders hereunder.

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      Section 11.10 The Arranger and the Syndication Agent. The Arranger and the
Syndication Agent shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents.

                                   ARTICLE XII
                                  Miscellaneous

      Section 12.01 Notices.

         (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01 (b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to the Borrowers, to it at Quest Resource Corporation, 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120, Attention: David Grose (Telecopy No. (405) 488-1156); with a copy to Stinson Morrison Hecker LLP, 1201 Walnut, Kansas City, Missouri 64106, Attention: Patrick J. Respeliers (Telecopy No. (888) 215-6170);

            (ii) if to the Administrative Agent or the Issuing Bank, to it at Guggenheim Partners, 135 East 57th Street, 7th Floor, New York, New York 10022,
Attention: Tony Minella (Telecopy No. (212) 644-8396); and

            (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      Section 12.02 Waivers; Amendments.

         (a) No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section
12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders or by the Borrowers and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Revolving Credit Amount or the Term Loan Commitment of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of all of the Lenders, decrease or maintain the Borrowing Base without the consent of the Majority Lenders, or modify Section 2.07 without the consent of each Lender, (iii) reduce the principal amount of the Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of the Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or
Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section
12.14 or change the definition of the term "Subsidiary", without the written consent of each Lender, (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release a substantial portion of the collateral (other than as provided in Section 11.09), or reduce the percentage set forth in Section
8.14 to less than 80%, without the written consent of each Lender or (viii) change any of the provisions of this Section 12.02(b) or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

      Section 12.03 Expenses, Indemnity; Damage Waiver.

         (a) The Borrowers jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, including all Intralinks expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all reasonable out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) THE BORROWERS SHALL INDEMNIFY EACH AGENT, THE ISSUING BANK, THE ARRANGER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH
INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWERS OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWERS OR ANY SUBSIDIARY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NONCOMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWERS AND THEIR SUBSIDIARIES BY THE BORROWERS AND THEIR SUBSIDIARIES,
(vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWERS OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES,
INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWERS OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWERS OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY EITHER BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,
(xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY EITHER BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERA TED BY EITHER BORROWER OR ANY OF ITS SUBSIDIARIES,
(xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO EITHER BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF
THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

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         (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent or the Issuing Bank, as the case may be, such Lender's Aggregate Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or the Issuing Bank in its capacity as such.

         (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section 12.03 shall be payable not later than 10 Business Days after written demand therefor.

      Section 12.04 Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

               (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

            (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement (provided, that the assigning Lender may assign a disproportionate amount of its Revolving Commitment and Term Loan Commitment);

               (C) the parties to each  assignment  shall execute and deliver to
the  Administrative  Agent  an  Assignment  and  Assumption,   together  with  a
processing and recordation fee of $3,500; and

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and subject to the obligations under Section 5.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
Section 12.04(c).

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Revolving Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrowers, the Issuing Bank and each Lender.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

         (c) Any Lender may, without the consent of the Borrowers, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section
12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to
Section 12.04(c)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 5.03(e) as though it were a Lender.

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation. any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

      Section 12.05 Survival; Revival; Reinstatement.

         (a) All covenants. agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and
Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

         (b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

      Section 12.06 Counterparts; Integration; Effectiveness.

         (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

         (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         (c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Subsidiary against any of and all the obligations of the Borrowers or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

      Section 12.09 GOVERNING LAW: JURISDICTION: CONSENT TO SERVICE OF PROCESS.

         (a) THIS AGREEMENT AND THE NOTES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAYBE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

         (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

         (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM  THEREIN;  (ii)  IRREVOCABLY  WAIVES,  TO THE  MAXIMUM  EXTENT  NOT
PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

      Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrowers and their obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section 12.11, "Information" means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or a Subsidiary; Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans, until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

      Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

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      Section 12.14  Collateral  Matters;  Swap  Agreements.  The benefit of the
Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to those Lenders or their Affiliates and other Persons which are counterparties to any Swap Agreement with either Borrower or any of its Subsidiaries on a pro rata basis in respect of any obligations of the Borrowers or any of their Subsidiaries which arise under any such Swap Agreement entered into while such Person or its Affiliate is a Lender, including any Swap Agreements between such Persons in existence prior to the date hereof. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

      Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrowers, and no other Person (including, without limitation, any Subsidiary, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

      Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

                                  ARTICLE XIII
                    NO NOVATION; REFERENCES TO THIS AGREEMENT
                                IN LOAN DOCUMENTS

      Section 13.01 No Novation. It is the express intent of the parties hereto that this Agreement (i) shall re-evidence the Borrowers' indebtedness under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrowers under the Existing Credit Agreement, and (iii) is in no way intended to constitute a novation of any of the Borrowers' indebtedness which was evidenced by the Existing Credit Agreement or any of the other Loan Documents.

      Section 13.02 References to This Agreement In Loan Documents. Upon the effectiveness of this Agreement, on and after the date hereof, each reference in any other Loan Document to the Existing Credit Agreement (including any reference therein to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring thereto) shall mean and be a reference to this Agreement.

                           SIGNATURES BEGIN NEXT PAGE

      The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS:                            QUEST CHEROKEE, LLC


                                      By: /s/ David Grose
                                          ---------------
                                          David Grose
                                          CFO


                                      QUEST RESOURCE CORPORATION


                                      By: /s/ David Grose
                                          ---------------
                                          David Grose
                                          CFO

ADMINISTRATIVE AGENT:                 GUGGENHEIM  CORPORATE  FUNDING,  LLC, as
                                      Administrative Agent, Syndication Agent,
                                      Sole Lead Arranger and Sole Bookrunner


                                      By:  /s/ Stephen Sautel
                                           ------------------
                                      Name:  Stephen Sautel
                                      Title: Managing Director

LENDERS:                              MIDLAND NATIONAL LIFE INSURANCE COMPANY
                                      By:  Midland Advisors Company as its Agent


                                      By: /s/ Michael Damaso
                                          ------------------
                                      Name:  Michael Damaso
                                      Title: Managing Director

LENDERS:                              NORTH AMERICAN COMPANY FOR LIFE AND HEALTH
                                      INSURANCE
                                      By:  Midland Advisors Company as its Agent


                                      By: /s/ Michael Damaso
                                          ------------------
                                      Name:   Michael Damaso
                                      Title:  Managing Director

LENDERS:                              ORPHEUS HOLDINGS LLC
                                      By:  Guggenheim Investment Management, LLC
                                      as its Manager


                                      By: /s/ Michael Damaso
                                          ------------------
                                      Name:   Michael Damaso
                                      Title:  Managing Director

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                                     ANNEX I
                    LIST OF MAXIMUM REVOLVING CREDIT AMOUNTS
                            AND TERM LOAN COMMITMENTS

Aggregate Maximum Revolving Credit Amounts and Term Loan Commitments

--------------------------------------------------------------------------------
                              Applicable    Maximum Revolving      Term Loan
        Name of Lender        Percentage      Credit Amount       Commitment
--------------------------------------------------------------------------------
Midland National                  70%          $35,000,000        $15,000,000
Life Insurance
Company
--------------------------------------------------------------------------------
North American Company for        30%          $15,000,000        $10,000,000
Life
and Health Insurance
--------------------------------------------------------------------------------
Orpheus Holdings LLC              0%                0             $25,000,000
--------------------------------------------------------------------------------
TOTAL                           100.00%      $50,000,000.00     $50,000,000.00
--------------------------------------------------------------------------------